UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 14, 2016

Date of report (Date of earliest event reported)

TERRAVIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard South San Francisco, CA 94080		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 780-4777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On September 14, 2016, TerraVia Holdings, Inc. (the “Company”) entered into a note exchange agreement (the “Exchange Agreement”) with a holder (the “Holder”) of the Company’s 6.00% Convertible Senior Subordinated Notes due 2018 (the “Notes”) pursuant to which such Holder agreed to exchange (the “Exchange”) up to $4.0 million in aggregate principal amount of its Notes with the Company for shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

The maximum aggregate principal of Notes that may be surrendered under the Exchange Agreement is $4.0 million. The Exchange will occur over a period of up to 68 trading days beginning on September 15, 2016 (the “Exchange Period”). The principal amount of Notes and Common Stock to be exchanged will be determined on each trading day during the Exchange Period based on the volume-weighted average price of the Common Stock (the “VWAP”) on such trading day, and will be zero on any trading day if the VWAP on that day is below an agreed upon floor price. On each such trading day, the aggregate number of shares of Common Stock issuable to the Holder pursuant to the Exchange Agreement (the “Exchange Stock”) will be equal to the number of shares of Common Stock equal to $686.00 per $1,000 of the principal amount of Notes for such trading day, divided by the VWAP on such trading day. The maximum amount of Exchange Stock is approximately 1.57 million shares.

The issuance of the Exchange Stock represents the satisfaction of the Company’s obligation to deliver shares of Common Stock upon conversion of the principal amount of the Notes surrendered pursuant to the indenture relating to the Notes, the satisfaction of the Company’s obligation to deliver the Early Conversion Payment (as defined in the indenture relating to the Notes) upon conversion of the principal amount of the Notes surrendered and inducement to the Holder to exchange the principal amount of the Notes surrendered in the Exchange plus all accrued and unpaid interest on the principal amount of the Notes surrendered.

The settlement of the Exchange is expected to occur on a rolling basis based on eight successive “Tranche Periods” during the Exchange Period. The first period will consist of three consecutive trading days beginning on September 15, 2016, the next six periods will consist of ten consecutive trading days and the final period will consist of five consecutive trading days. On the second scheduled trading day following the last trading day of each Tranche Period, the Holder is expected to surrender the aggregate principal amount of the Notes deliverable for each of the trading days within such Tranche Period, and the Company is expected to issue the shares of Common Stock issuable in respect of such Notes, in each case subject to customary closing conditions. Upon the surrender of Notes to the Company, such Notes will be cancelled. The last settlement date is expected to occur on December 23, 2016.

The issuance of the Common Stock pursuant to the Exchange Agreement is being made in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TERRAVIA HOLDINGS, INC.
(Registrant)

Date: September 15, 2016	By:	/s/ Paul T. Quinlan
Paul T. Quinlan
General Counsel